Exhibit 23.1
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                       Consent of Independent Auditors
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The Board of Directors
Urban Shopping Centers, Inc.:

We consent to incorporation by reference in the registration statements No. 333-35909 (Form S-8), No. 33-86778 (Form S-8), No. 33-96388 (Form S-8), No.
333-00334 (Form S-3), No. 333-35911 (Form S-3) and No. 333-63509 (Form S-3)
of Urban Shopping Centers, Inc. of our report dated February 5, 1999, except as to note 12, which is as of March 1, 1999, relating to the consolidated balance sheets of Urban Shopping Centers, Inc. and consolidated partnerships as of December 31, 1998 and 1997, and the related consolidated statements of operations, stockholders' equity and cash flows and our report dated February 5, 1999 related to the financial statement schedule for each of the years in the three-year period ended December 31, 1998, which reports appear in or are incorporated by reference in the annual report on Form 10-K of Urban Shopping Centers, Inc. for the year ended December 31, 1998.






                                                   KPMG LLP




Chicago, Illinois
March 26, 1999